Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi Announces Second Quarter Results
          GREENSBORO, N.C. — February 2, 2011 — Unifi, Inc. (NYSE:UFI) today released preliminary operating results for the quarter ended December 26, 2010. The Company reported net income for its second quarter of the 2011 fiscal year of $5.4 million, or $0.27 per share, compared to net income of $2.0 million, or $0.10 per share, for the prior year quarter ended December 27, 2009. Net sales increased $19 million, or 13 percent, to $161 million for the December 2010 quarter compared to net sales of $142 million for the prior year quarter. Highlights for the quarter include:
•	The quarter over prior year quarter increase in net sales was primarily a result of improvement across substantially all of the Company’s global operations as the economic recovery continues to strengthen;

•	Operating results and working capital improvements resulted in a $7 million increase in cash-on-hand during the quarter; and,

•	Adjusted earnings before income taxes, depreciation and amortization (adjusted EBITDA) increased $2.4 million over the prior year December quarter to $15.7 million.
          The Company reported net income of $15.6 million, or $0.78 per share, for the first six months of fiscal year 2011 compared to net income of $4.4 million, or $0.22 per share, for the prior year period. Net sales increased $50 million, or 17 percent, to $335 million for the first half of the fiscal year compared to net sales of $285 million for the prior year period. Adjusted EBITDA for the first half of fiscal year 2011 was $34.1 million compared to $28.4 million for the prior year period.
          “We are pleased with the Company’s performance during the first half of the 2011 fiscal year and are looking forward to positive impacts from the strategic capital expenditures made over the past six months,” said Bill Jasper, President and CEO of Unifi. “Our plant in Central America opened in December and is now fully operational at high
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Unifi Announces Second Quarter Results — page 2
capacity utilization. The Company also expects to celebrate the grand opening of our recycling center in early May, providing a secure, high-quality source of raw materials and creating new growth opportunities for our Repreve® products.”
          Ron Smith, Chief Financial Officer of Unifi, said, “The Company continues to maintain a solid balance sheet and excellent liquidity, as a result of strong operating results and working capital reductions. We improved cash-on-hand in the quarter, despite the payment of semi-annual interest on our outstanding notes and significant capital expenditures in support of our strategic growth initiatives. Going forward, the Company plans to utilize the strength of our balance sheet and operating results to deleverage and reduce our interest carrying costs. Over the next couple of years, we plan to use excess operating cash-on-hand and a limited amount of borrowings under our revolving credit facility to pay down significant portions of our 11.5% senior secured notes due May 2014. We initiated this strategy on January 11, 2011, when we announced that we were calling for the redemption of $30 million of the notes at a redemption price of 105.75% of the principal amount of the redeemed notes, to be effective February 16, 2011.”
          Cash-on-hand at the end of December 2010 was $33.2 million, an increase of $6.9 million from the end of September 2010. Total debt remained at $164 million, and the Company had no outstanding borrowings on its revolving credit facility. Following the redemption of the $30 million of notes on February 16, 2011, the Company expects borrowings under the revolving credit facility to be approximately $35 million.
          At the annual meeting held on October 27, 2010, the Company’s stockholders approved an authorization enabling its Board of Directors to affect a one-for-three reverse stock split of its common stock. The Board of Directors authorized the one-for-three reverse stock split, which became effective November 3, 2010. The financial statements included in this press release have been retroactively adjusted to reflect this reverse split.
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Unifi Announces Second Quarter Results — page 3
          The Company will host a conference call and web cast at 10:00 a.m. (Eastern Standard Time) today, February 3, 2011, to discuss the preliminary results for the second quarter of fiscal year 2011. The conference call can be accessed by dialing (888) 713-4217 (Domestic) or (617) 213-4869 (International), and entering conference number 68894294. Participants may pre-register for the conference call at https://www.theconferencingservice.com/prereg/key.process?key=PWQGEX933. There will also be a live audio web cast of the call, which may be accessed on the Company’s website at http://www.unifi.com/ or http://investor.unifi.com/. Following management’s comments, there will be an opportunity for questions from the financial community.
          A replay will be made available approximately two hours after the conclusion of the call. The replay can be accessed by dialing (888) 286-8010 (Domestic) or (617) 801-6888 (International) and entering the passcode 43158630. This replay line will be available through February 10, 2011. In addition, a replay of the web cast will also be available on the Company’s website under the “Investor Relations” section and archived for up to twelve months following the call as will a transcript of the conference call.
          Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.
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Financial Statements to Follow

Unifi Announces Second Quarter Results — page 4
UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	December 26, 2010	June 27, 2010
	(Unaudited)
Assets
Cash and cash equivalents	$33,185	$42,691
Receivables, net	82,015	91,243
Inventories	123,054	111,007
Deferred income taxes	1,771	1,623
Other current assets	5,943	6,119

Total current assets	245,968	252,683

Property, plant and equipment, net	154,456	151,499
Intangible assets, net	12,857	14,135
Investments in unconsolidated affiliates	91,873	73,543
Other non-current assets	9,644	12,605

	$514,798	$504,465

Liabilities and Shareholders’ Equity
Accounts payable	$39,779	$40,662
Accrued expenses	14,908	21,725
Income taxes payable	1,562	505
Current portion of notes payable	—	15,000
Current maturities of long-term debt and other liabilities	743	327

Total current liabilities	56,992	78,219

Notes payable, less current portion	163,722	163,722
Long-term debt and other liabilities	2,878	2,531
Deferred income taxes	362	97
Shareholders’ equity	290,844	259,896

	$514,798	$504,465

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Unifi Announces Second Quarter Results – page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (Amounts in Thousands, Except Per Share Data)

	For the Quarters Ended		For the Six-Months Ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009
Summary of Operations:
Net sales	$160,802	$142,255	$334,822	$285,106
Cost of sales	141,721	124,919	294,578	248,364
Restructuring charges	1,183	—	1,546	—
Write down of long-lived assets	—	—	—	100
Selling, general & administrative expenses	10,752	12,152	21,879	23,316
Provision (benefit) for bad debts	86	(564)	45	12
Other operating expense (income), net	16	(109)	259	(196)

Non-operating (income) expense:
Interest income	(668)	(834)	(1,411)	(1,580)
Interest expense	5,062	5,223	10,331	10,715
Other non-operating expense	450	—	450	—
Loss (gain) on extinguishment of debt	—	—	1,144	(54)
Equity in earnings of unconsolidated affiliates	(5,039)	(1,609)	(13,990)	(3,672)

Income from operations before income taxes	7,239	3,077	19,991	8,101
Provision for income taxes	1,854	1,124	4,371	3,659

Net income	$5,385	$1,953	$15,620	$4,442

Earnings per share:
Income per common share — basic	$0.27	$0.10	$0.78	$0.22

Income per common share — diluted	$0.26	$0.09	$0.76	$0.22

Weighted average shares outstanding — basic	20,059	20,499	20,058	20,592

Weighted average shares outstanding — diluted	20,467	20,595	20,426	20,640
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Unifi Announces Second Quarter Results – page 6
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For the Six-Months Ended
	December 26, 2010	December 27, 2009
Cash and cash equivalents at beginning of year	$42,691	$42,659
Operating activities:
Net income	15,620	4,442
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Earnings of unconsolidated affiliates, net of distributions	(11,458)	(2,062)
Depreciation	11,688	11,563
Amortization	1,778	2,334
Stock-based compensation expense	383	1,273
Deferred compensation expense	354	343
Loss (gain) on asset sales	53	(57)
Loss (gain) on extinguishment of debt	1,144	(54)
Write down of long-lived assets	—	100
Deferred income tax	234	(19)
Provision for bad debts	45	12
Other	(20)	301
Change in assets and liabilities, excluding effects of foreign currency adjustments	(5,300)	565

Net cash provided by operating activities	14,521	18,741

Investing activities:
Capital expenditures	(13,324)	(4,965)
Investment in joint ventures	143	(550)
Change in restricted cash	—	4,158
Proceeds from sale of capital assets	185	1,358
Proceeds from split dollar life insurance surrenders	3,241	—
Other	—	(79)

Net cash used in investing activities	(9,755)	(78)

Financing activities:
Payments of notes payable	(15,863)	—
Payments of other long-term debt	(77,225)	(4,594)
Borrowings of other long-term debt	77,225	—
Proceeds from stock option exercises	68	—
Purchase and retirement of Company stock	(1)	(4,995)
Debt refinancing fees	(825)	—

Net cash used in financing activities	(16,621)	(9,589)

Effect of exchange rate changes on cash and cash equivalents	2,349	2,709

Net (decrease) increase in cash and cash equivalents	(9,506)	11,783

Cash and cash equivalents at end of period	$33,185	$54,442

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Unifi Announces Second Quarter Results — page 7
Adjusted EBITDA Reconciliation
to Net Income
(Amounts in Thousands)
(Unaudited)

	For the Quarters Ended		For the Six-Months Ended
	December 26,	December 27,	December 26,	December 27,
	2010	2009	2010	2009
Net income	$5,385	$1,953	$15,620	$4,442
Provision for income taxes	1,854	1,124	4,371	3,659
Interest expense, net	4,394	4,389	8,920	9,135
Depreciation and amortization expense	6,476	6,648	12,965	13,344
Equity in earnings of unconsolidated affiliates	(5,039)	(1,609)	(13,990)	(3,672)
Non-cash compensation expense, net of distributions	356	846	703	1,616
Loss (gain) on sales or disposals of PP&E	118	37	53	(57)
Currency and derivative (gains) losses	(54)	(133)	310	(120)
Loss (gain) on extinguishment of debt and other non-operating expense	450	—	1,594	(54)
Restructuring charges	1,183	—	1,546	—
Foreign subsidiary startup costs	575	—	2,038	—
Write down of long-lived assets	—	—	—	100

Adjusted EBITDA	$15,698	$13,255	$34,130	$28,393

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Unifi Announces Second Quarter Results — page 8
NON-GAAP FINANCIAL MEASURES
Non-GAAP Financial Measures
     Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”) because management believes such measures are useful to investors.
     Adjusted EBITDA
     Adjusted EBITDA represents net income or loss before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization), adjusted to exclude equity in earnings and losses of unconsolidated affiliates, non-cash compensation expense net of distributions, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, gains or losses on extinguishment of debt and other non-operating expense, restructuring charges, foreign subsidiary startup costs and write down of long-lived assets. We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.
     Adjusted EBITDA is an alternative view of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing this performance measure. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.
     We believe that the use of Adjusted EBITDA as an operating performance measure provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
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Unifi Announces Second Quarter Results — page 9
NON-GAAP FINANCIAL MEASURES
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     Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
     • it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
     • it does not reflect changes in, or cash requirements for, our working capital needs;
     • it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
     • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;
     • it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
     • it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;
     • it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
     • other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.
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Unifi Announces Second Quarter Results — page 10
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
          Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
          Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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